Exhibit 10.6

WADDELL & REED FINANCIAL, INC.

1998 STOCK INCENTIVE PLAN

As Amended and Restated

Waddell & Reed Financial, Inc., previously established the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as Amended and Restated, as amended effective December 12, 2002 and as further amended effective on each of January 16, 2003 (which January 16, 2003 amendment was submitted to and approved by the Company’s stockholders at the Company’s 2003 Annual Meeting of Stockholders), January 1, 2004, October 14, 2004, October 15, 2005, April 11, 2007 (which April 11, 2007 amendment was submitted to and approved by the Company’s stockholders at the Company’s 2007 Annual Meeting of Stockholders) (as amended and restated, the “Original Plan”) and September 12, 2008.  Pursuant to the powers reserved in Section 11 of the Original Plan, the Original Plan is amended effective January 1, 2009 as follows (the Original Plan as amended and restated hereby, the “Plan”).

SECTION 1.  Purposes of the Plan; Definitions.

The purposes of the Plan are to enable the Company, its Subsidiaries and Affiliates to attract and retain employees, directors and consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such employees, directors and consultants to participate in the long-term success and growth of the Company through an equity interest in the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

“Accounting Firm” has the meaning assigned to such term in Section 12(b).

“Affiliate” means (a) any corporation (other than a Subsidiary), partnership, joint venture or any other entity in which the Company owns, directly or indirectly, at least a 10% beneficial ownership interest, and (b) the Company’s parent company, if any.

“Annual SORP Exercise Date” has the meaning assigned to such term in Section 5(m).

“Award Agreement” means a written agreement by and between the Company and an awardee evidencing an award of Stock Options, Director Stock Options, Stock Appreciation Rights, Restricted Stock, Director Restricted Stock or Deferred Stock, as applicable, under the Plan.

“Board” means the Board of Directors of the Company.

“Business Day” means a day on which the New York Stock Exchange or other national securities exchange or over-the-counter market on which the Shares are then traded is open for business.

“Cause” means a participant’s willful misconduct or dishonesty, either of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate; provided, however, that in the case where there is an employment or consulting agreement between a participant and the Company or any Subsidiary or Affiliate at the time of grant which defines “cause” (or words of like import), it shall have the meaning ascribed to such term (or words of like import) under such agreement.

“Change of Control” has the meaning assigned to such term in Section 11(b).

“Change of Control Price” has the meaning assigned to such term in Section 11(d).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

“Committee” means the Compensation Committee of the Board.

“Commission” means the United States Securities and Exchange Commission.

“Company” means Waddell & Reed Financial, Inc., a Delaware corporation, and its successors.

“Covered Employee” means (a) the chief executive officer of the Company, and (b) a person designated by the Committee, at the time of grant of Performance Awards, whom the Committee believes is likely to be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to the fiscal year during which the Performance Award is granted or in the foreseeable future.

“Deferral Period” means the period of time during which the receipt of Shares underlying a Deferred Stock award is deferred.

“Deferred Stock” means an award of the right to receive Shares at the end of a specified Deferral Period granted pursuant to Section 9.

“Director Restricted Stock” means any Shares of Restricted Stock granted pursuant to Section 6 to an Outside Director.

“Director Stock Option” means any option to purchase Shares granted pursuant to Section 6 to an Outside Director.

“Disability” means total and permanent disability as determined under the Company’s long-term disability program, whether or not the participant is covered under such program.  If no such program is in effect, the Disability of a director shall be determined in good faith by the Board (excluding such director).

“Early Retirement” means retirement from active employment with the Company, any Subsidiary, or any Affiliate pursuant to the early retirement provisions of the applicable tax-qualified Company pension plan.

“Excess Parachute Payment” has the meaning assigned to such term in Section 12(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

“Fair Market Value” means, unless otherwise determined in good faith by the Committee or required by applicable law, as of any given date, the closing sale price of a Share on such date on the New York Stock Exchange or other principal national securities exchange or over-the-counter market on which the Shares are then traded or, if there is no sale on that day, then on the last previous Business Day on which a sale was reported.

“Gross-Up Payment” has the meaning assigned to such term in Section 12(a).

“Immediate Family” means the children, grandchildren or spouse of any optionee.

“Normal Retirement” means retirement from active employment with the Company, any Subsidiary, or any Affiliate pursuant to the normal retirement provisions specified in the applicable tax-qualified Company pension plan.

“Outside Director” means any director of the Company who is not an officer or employee of the Company, any Subsidiary or any Affiliate.

“Performance Award” means any Stock Option, Stock Appreciation Right, or Restricted Stock or Deferred Stock award to a Covered Employee that the Committee intends to be “performance-based compensation” under Section 162(m)(4)(C) of the Code.

“Plan” means the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as Amended and Restated, as set forth herein and as may be amended, modified or supplemented from time to time.

“Potential Change of Control” has the meaning assigned to such term in Section 11(c).

“Restricted Stock” means Shares that are subject to certain restrictions and/or a risk of forfeiture granted pursuant to Section 8.

“SAR/Option Performance Award” means any Performance Award that is a Stock Option or Stock Appreciation Right.

“Shares” means the Company’s Class A common stock, par value $.01.

“SORP” has the meaning assigned to such term in Section 5(m).

“SORP Option” has the meaning assigned to such term in Section 5(m).

“Stock Appreciation Right” means a right to surrender to the Company all or a portion of a Stock Option in exchange for an amount in cash or Shares as determined in the manner prescribed in Section 7(b)(ii), granted pursuant to Section 7.

“Stock Option” means an option to purchase Shares granted pursuant to Section 5 that is not intended to be, nor designated as, an “incentive stock option” within the meaning of Section 422 of the Code.

“Stock Performance Award” means any Performance Award other than a SAR/Option Performance Award.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

“Tax Counsel” has the meaning assigned to such term in Section 12(a).

SECTION 2.  Administration.

The Plan shall be administered by the Committee which shall at all times comply with any applicable requirements of Rule 16b-3 of the Exchange Act. All members of the Committee shall also be “outside directors” within the meaning of Section 162(m) of the Code.  If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

The Board shall have the power and authority to determine all terms, conditions and provisions of Director Stock Option and Director Restricted Stock awards pursuant to Section 6.

The Committee shall have the power and authority to grant to eligible persons, pursuant to the terms of the Plan: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock and/or (iv) Deferred Stock.  In particular, the Committee shall have the authority:

(a)           to select the consultants, officers and other key employees of the Company, its Subsidiaries, and its Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock, or a combination of the foregoing, from time to time will be granted hereunder;

(b)           to determine whether and to what extent Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock, or a combination of the foregoing, are to be granted hereunder;

(c)           to determine the number of Shares to be covered by each such award granted hereunder; and

(d)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, including, but not limited to, any restriction on any award and/or the Shares relating thereto based on performance and/or such other factors as the Committee may determine, in its sole discretion, and any vesting acceleration features based on performance and/or such other factors as the Committee may determine, in its sole discretion.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan, any award issued thereunder, and any Award Agreements relating thereto; and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Each award granted under the Plan shall be evidenced by, and subject to terms of, an Award Agreement, in such form as the Committee shall from time to time approve, which shall be executed by an authorized officer of the Company and the awardee.  Director Stock Options and Director Restricted Stock under the Plan shall be evidenced by an Award Agreement, in such form as the Committee shall from time to time approve, in conformity with the terms and conditions the Board has specified with respect to such awards and the terms of Section 6 and the Plan.  The Award Agreement shall contain provisions regarding (i) the number of Shares subject to the award, (ii) the exercise price per Share, if any, of the award and the means of payment therefor, (iii) the term of the award, and (iv) such other terms and conditions not inconsistent with the Plan as may be determined from time to time by the Committee.  A prospective awardee shall not have any rights with respect to any such award, unless and until such awardee has executed an Award Agreement evidencing the award, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

SECTION 3.  Shares Subject to Plan.

Subject to adjustment as provided in this Section 3, the total number of Shares reserved and available for issuance in connection with awards under the Plan shall not exceed 30,000,000 Shares.

If any Shares subject to any award granted pursuant to the Plan are forfeited or such award otherwise terminates, such Shares shall again be available for distribution in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Shares, an equitable substitution or adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the number and exercise price of Shares subject to outstanding Stock Options granted under the Plan,

(iii) the number of Shares subject to Restricted Stock or Deferred Stock awards granted under the Plan, (iv) the aggregate number of Shares available for issuance to any participant pursuant to Section 4A(a), and (v) the number and exercise price, if any, of Shares subject to Director Stock Option and Director Restricted Stock awards to be granted each year pursuant to Section 6, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any award shall always be a whole number. Such adjusted number and exercise price of Shares shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.       Eligibility.

(a)           Consultants and Employees.  Consultants, officers and other key employees of the Company, its Subsidiaries or its Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its Subsidiaries, or its Affiliates are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock.  Except as provided in Section 6, Plan participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion and subject to Section 4A(a), the number of Shares covered by each award.

(b)           Outside Directors.  Each Outside Director is eligible to receive Director Stock Option and/or Director Restricted Stock awards pursuant to Section 6.

SECTION 4A.    Performance Awards and Award Limit.

(a)           Individual Award Limitations.  The Committee may grant awards to a Covered Employee that are either Performance Awards or not Performance Awards.  In any calendar year during any part of which the Plan is in effect, a participant (whether or not a Covered Employee) may not be granted awards under the Plan (Performance Awards or otherwise) that have, in the aggregate, more than 3,750,000 “points,” with each Stock Appreciation Right and Stock Option having one “point” for each Share granted with respect thereto, and each Restricted Stock and Deferred Stock award having three “points” with respect to each Share granted with respect thereto.  For illustrative purposes, a grant of a Stock Option for 10 Shares has 10 “points,” and a grant of 10 Shares of Restricted Stock has 30 “points.”  If an award is canceled, such award continues to be counted against the maximum number of Shares for which awards may be granted to the participant under the Plan, as set forth in this Section 4A(a).

(b)           Performance Goals for Performance Awards.  Each Performance Award shall be structured so as to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Code, as described below.

(i)            SAR/Option Performance Awards.  The exercise price (in the case of a Stock Option) or the base price (in the case of a Stock Appreciation Right) of a SAR/Option Performance Award shall not be less than 100% of the Fair Market Value of the Shares on the date of grant of such SAR/Option Performance Award.

(ii)           Stock Performance Awards.  The grant, vesting and/or settlement of a Stock Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 4A(b)(ii).

(A)          Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 4A(b)(ii).  Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of such performance goals being “substantially uncertain.”  The Committee may condition the grant, vesting, exercise and/or settlement of any Performance Award upon achievement of any one or more performance goals.  Performance goals may differ for Performance Awards granted to any one awardee or to different awardees.

(B)           Business Criteria.  One or more of the following business criteria (including or excluding extraordinary and/or non-recurring items to be determined by the Committee in advance) for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards:  (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets; (6) return on assets; (7) return on investment; (8) return on capital; (9) return on equity; (10) economic value added; (11) operating margin; (12) contribution margin; (13) net income; (14) pre-tax earnings; (15) pre-tax earnings before interest, depreciation and amortization; (16) pre-tax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (17) operating income; (18) total stockholder return; (19) debt reduction; and (20) any of the above goals determined on an absolute or relative basis, or as adjusted in any manner which may be determined in the discretion of the Committee, or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of competitor companies, including the group selected by the Company for purposes of the stock performance graph contained in the proxy statement for the Company’s most recent annual meeting of stockholders.

(C)           Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals shall be measured over a performance period of up to ten years, as specified by the Committee.  Performance goals shall be established not later than 90 days (or, for performance periods of less than 1 year, the passage of 25% of the performance period) after the beginning of any performance period applicable to such Performance Award, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(D)          Settlement of Performance Awards; Other Terms.  After the end of each performance period, the Committee shall determine the amount, if any, of such Performance Award payable to a Covered Employee.  Settlement of such Performance Awards shall be in cash, Shares, or other awards or property, as determined in the sole discretion of the Committee.  The Committee may, in its discretion, reduce the amount of any Performance Award to be settled upon achievement of the associated performance goal or goals, but may not exercise discretion to increase any such amount payable to a Covered Employee with respect to such Performance Award.

(c)           General.  The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of a Performance Award that is not mandatory under the Plan; provided, however, that notwithstanding any other provision of the Plan, the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause such Performance Award not to so qualify.

(d)           Written Determinations.  The Committee may not delegate any responsibility relating to Performance Awards.  All determinations by the Committee as to the establishment of performance goals, the amount of any potential individual Performance Award, and the achievement of performance goals relating to Stock Performance Awards shall be made in writing in the case of any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.  The determination as to whether any performance goal, with respect to any Performance Award, has been satisfied shall be made prior to the payment of any compensation relating to a Performance Award.

(e)           Performance Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards granted to persons who are or likely will become “covered employees” within the meaning of Section 162(m) of the Code shall constitute “performance-based compensation” within such Section of the Code.  Accordingly, the terms of this Section 4A, including the definitions of “Covered Employee” and other terms used herein, shall be interpreted in a manner consistent with Section 162(m) of the Code.  If any provision of the Plan as in effect on the date of adoption thereof or as of the date of any Award Agreements relating to Performance Awards intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of such Section of the Code, then such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

(f)            Conflicts Among Plan Provisions.  To the extent this Section 4A conflicts with any other provision of the Plan, this Section 4A shall control.

SECTION 5.  Stock Options for Consultants and Employees.

Stock Options may be granted either alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions thereof need not be the same with respect to each optionee.

The Committee shall have the authority to grant any consultant, officer or key employee Stock Options (with or without Stock Appreciation Rights).  Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Exercise Price.  The exercise price per Share of any Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the Shares on the date of grant, and shall be indicated in the Award Agreement.

(b)           Option Term.  The term of each Stock Option shall be fixed by the Committee.

(c)           Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that except as provided in Sections 5(f), 5(g), 5(h) or 11, no Stock Option shall be exercisable prior to six months from the date of grant.  Notwithstanding the limitations set forth in the preceding sentence, the Committee may accelerate the exercisability of any Stock Option, at any time in whole or in part, based on performance and/or such other factors as the Committee may determine in its sole discretion.

(d)           Exercise of Stock Options.  A Stock Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.  Stock Options may be exercised in whole or in part at any time during the exercise period by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the exercise price, in cash, by check or such other instrument as may be acceptable to the Committee (including instruments providing for “cashless exercise”).  To the extent provided by the Committee, payment in full or in part may also be made in the form of unrestricted Shares already owned by the optionee (based on the Fair Market Value of the Shares on the date the Stock Option is exercised).  An optionee shall have rights to dividends and other stockholder rights with respect to Shares subject to a Stock Option only after the optionee has given written notice of exercise and has paid in full for such Shares.

(e)           Transferability of Options.  A Stock Option Award Agreement may permit an optionee to transfer such Stock Option to members of his or her Immediate Family, to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners if (i) the Award Agreement setting forth such Stock Option expressly provides for the transfer thereof with the express written consent of the Committee, and (ii) the optionee does not receive any consideration in any form whatsoever for such transfer.  Any Stock Option so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to such Stock Option immediately prior to the transfer thereof.  Any Stock Option (A) not granted pursuant to an Award Agreement expressly allowing the transfer of such Stock Option, or (B) that the Award Agreement for which has not been amended expressly to permit its transfer shall not be transferable by the optionee other than by will or by the laws of descent and distribution.

(f)            Termination by Death.  Unless otherwise determined by the Committee, if an optionee’s employment with the Company, any Subsidiary, or any Affiliate terminates by reason of death, any Stock Option held by such optionee shall become immediately exercisable, and thereupon (or if an optionee dies following termination of employment by reason of Disability or Early or Normal Retirement), such Stock Option may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee during the period ending on the first anniversary of the optionee’s death.

(g)           Termination by Reason of Disability.  Unless otherwise determined by the Committee, if an optionee’s employment with the Company, any Subsidiary or any Affiliate terminates by reason of Disability, any Stock Option held by such optionee shall be immediately exercisable and may thereafter be exercised during the period ending on the expiration of the stated term of such Stock Option.

(h)           Termination by Reason of Retirement.  Unless otherwise determined by the Committee, if an optionee’s employment with the Company, any Subsidiary or any Affiliate terminates by reason of (i) Normal Retirement, any Stock Option held by such optionee shall become immediately exercisable and shall expire at the end of the stated term of such Stock Option, or (ii) Early Retirement, any Stock Option held by such optionee shall terminate three years from the date of such Early Retirement or upon the expiration of the stated term of the Stock Option, whichever is earlier.  In the event of Early Retirement, there shall be no acceleration of vesting of the Stock Option, unless otherwise determined by the Committee at or after grant, and such Stock Option may only be exercised to the extent it is or has become exercisable prior to termination of the Stock Option.

(i)            Termination for Cause.  If the optionee’s employment with the Company, any Subsidiary or any Affiliate is terminated for Cause, any Stock Option held by such optionee shall immediately be terminated upon the giving of notice of termination of employment.

(j)                                     Other Termination.  Unless otherwise determined by the Committee, if the optionee’s employment with the Company, any Subsidiary or any Affiliate is (i) involuntarily terminated by the optionee’s employer without Cause, any Stock Option held by such optionee shall terminate three months from the date of termination of employment or upon the expiration of the stated term of the Stock Option, whichever is earlier, or (ii) voluntarily terminated for any reason, any Stock Option held by such optionee shall terminate one month from the date of termination of employment or upon the expiration of the stated term of the Stock Option, whichever is earlier.  In either event, there shall be no acceleration of vesting of the Stock Option unless otherwise determined by the Committee and such Stock Option may only be exercised to the extent it is or has become exercisable prior to termination of the Stock Option.

(k)                                  Termination upon Change of Control.  Notwithstanding the provisions of Section 5(j), but subject to Section 11, if the optionee’s employment with the Company, any Subsidiary or any Affiliate is involuntarily terminated by the optionee’s employer without Cause by reason of, or within three months after, a Change of Control, any Stock Option held by such optionee shall terminate six months and one day after such Change of Control.

(l)                                     For purposes of the Plan, all references to termination of employment shall be construed to mean termination of all service relationships with the Company and its Subsidiaries and Affiliates, including employees, independent contractors or consultants; provided, however, that nothing in the Plan shall be construed to create or continue a common law employment relationship with any individual characterized by the Company, a Subsidiary or an Affiliate as an independent contractor or consultant.  For purposes of clarity, if a common law employee ceases to perform services for the Company, its Subsidiaries or their Affiliates as a common law employee but continues to perform services for the Company, its Subsidiaries or their Affiliates as a consultant or independent contractor, then the transition from employee to consultant or independent contractor will not be deemed to be a termination of employment of the individual for purposes of the Plan; provided, however, that nothing in the Plan shall be construed to create or continue a common law employment relationship with any individual characterized by the Company, a Subsidiary or an Affiliate as an independent contractor or consultant.

(m)                               The Committee, in its discretion, may include in any Stock Option Award Agreement, a “stock option restoration program” (“SORP”) provision. Such provision shall provide, without limitation, that, if payment on exercise of a Stock Option is made in the form of Shares, and the exercise occurs on the Annual SORP Exercise Date, an additional Stock Option to purchase Shares (a “SORP Option”) will automatically be granted to the optionee effective as of the Annual SORP Exercise Date.  A SORP Option shall (i) have an exercise price equal to 100% of the Fair Market Value of the Shares on the Annual SORP Exercise Date, (ii) have a term equal to that of the originally exercised Stock Option giving rise to the SORP Option, not to exceed a maximum term of 10 years and two days from the issuance date of the SORP Option (subject to any forfeiture provision or shorter limitation on exercise required under the Plan), (iii) have an initial vesting date no earlier than six months after the date of its issuance, and (iv) cover a number of Shares equal to the number of Shares used to pay the exercise price of the originally exercised Stock Option, plus the number of Shares (if any) withheld or sold to cover income and employment taxes (plus any selling commissions) with respect to such original exercise.  “Annual SORP Exercise Date” shall mean August 1, or if August 1 is not a Business Day, “Annual SORP Exercise Date” shall mean the next succeeding Business Day. Notwithstanding the foregoing, the Committee may delay the Annual SORP Exercise Date to the extent it determines necessary to comply with regulatory or administrative requirements.

SECTION 6.  Director Stock Options and Director Restricted Stock.

(a)                                  Awards.  For each calendar year, either (i) Director Stock Options, or (ii) an award of Shares of Director Restricted Stock shall be automatically granted to each Outside Director on the first Business Day of each calendar year, such number of Director Stock Options or Shares as the Board in its sole discretion determines.  The determination as to whether an award is made pursuant to clause (i) or (ii) of this Section 6(a) shall be made in the sole discretion of the Board.  The exercise price per Share of any Director Stock Option granted pursuant to this Section 6(a) shall be 100% of the Fair Market Value per Share on the date of grant.  Subject to Sections 6(d) and 11, (A) Director Stock Options granted pursuant to this Section 6(a) shall become exercisable six months from the date of grant for a term of ten years and two days from the date of grant, and (B) the price, if any, to be paid, and the time or times within which Director Restricted Stock may be subject to forfeiture, or may be nontransferable, will be determined by the Board in its sole discretion.  Except to the extent otherwise provided in this Section 6 and Section 11, all terms and conditions of Director Stock Option and Director Restricted Stock awards shall be established by the Board in its sole discretion including, without limitation, the nontransferability thereof and the time or times within which such Restricted Stock may be subject to forfeiture.  Director Restricted Stock shall be subject to the provisions of Sections 8(b) and 8(c).

(b)                                 Exercise of Director Stock Options.  Any Director Stock Option, or portion thereof, granted pursuant to the Plan may be exercised in whole or in part only with respect to whole Shares.  Director Stock Options may be exercised in whole or in part at any time during the exercise period by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the exercise price, in cash, by check or such other instrument as may be acceptable to the Committee (including instruments providing for “cashless exercise”).  As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Shares already owned by the optionee (based on the Fair Market Value of the Shares on the date the Director Stock Option is exercised).  An optionee shall have rights to dividends and other stockholder rights with respect to Shares subject to a Director Stock Option only after the optionee has given written notice of exercise and has paid in full for such Shares.

(c)                                  Transferability.  No Director Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Director Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee;

provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes, in its sole discretion, that such transferability (i) does not result in accelerated taxation, and (ii) is otherwise appropriate and desirable, taking into account any factors considered relevant by the Committee, including, without limitation, any state or Federal securities laws applicable to transferable options.

(d)                                 Termination of Service.  Upon an optionee’s termination of status as an Outside Director for any reason, any Director Stock Options held by such optionee shall become immediately exercisable and may thereafter be exercised during the period ending on the expiration of the stated term of such Director Stock Option or, upon such optionee’s death, during the period ending on the first anniversary thereof.  Notwithstanding the foregoing sentence, but subject to Section 11, if the optionee’s status as an Outside Director terminates by reason of or within three months after a Change of Control, each Director Stock Option held by such optionee shall terminate upon the latest of (i) six months and one day after the Change in Control, or (ii) the expiration of the stated term of such Director Stock Option.  Upon the termination of an awardee’s status as an Outside Director by reason of death or Disability, all restrictions, including restrictions regarding forfeiture and nontransferability, placed upon any Director Restricted Stock held by such awardee shall immediately lapse and such shares shall be deemed fully vested and nonforfeitable.  Upon the termination of an awardee’s status as an Outside Director for any reason other than death or Disability, all Shares of Director Restricted Stock granted pursuant to this Section 6 still subject to restriction shall be forfeited by such Outside Director, and the Outside Director shall only receive the amount, if any, paid by the Outside Director for such forfeited Director Restricted Stock.

SECTION 7.  Stock Appreciation Rights.

(a)                                  Grant and Exercise.  Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan either at or after the time of the grant of such Stock Option.

A Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Stock Option shall only be reduced if and to the extent that the number of Shares covered by the exercise or termination of the related Stock Option exceeds the number of Shares not covered by the Stock Appreciation Right.

A Stock Appreciation Right may be exercised by an optionee in accordance with Section 7(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 7(b).  Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b)                                 Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i)                                     Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the related Stock Options shall be exercisable in accordance with the provisions of Section 5 and this Section 7; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of the term of the Stock Appreciation Right, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

(ii)                                  Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or Shares equal in value to the excess of the Fair Market Value of one Share over the exercise price per Share specified in the related Stock Option Award Agreement multiplied by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(iii)                               Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.

(iv)                              Upon the exercise of a Stock Appreciation Right, the related Stock Option or part thereof shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of Shares to be issued under the Plan.

(v)                                 In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right, that such Stock Appreciation Right can be exercised only in the event of a Change of Control and/or a Potential Change of Control and that upon such event, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change of Control Price.

SECTION 8.  Restricted Stock.

(a)                                  Administration.  Shares of Restricted Stock may be granted either alone or in addition to other awards granted under the Plan.  Any Restricted Stock award granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions thereof need not be the same with respect to each awardee.  The Committee shall determine the consultants, officers, and key employees of the Company and its Subsidiaries and Affiliates to whom, and the time or times at which, Restricted Stock will be awarded; the number of Shares of Restricted Stock to be awarded to any awardee; the price, if any, to be paid by the awardee; the time or times within which such awards may be subject to forfeiture and nontransferability; and all other terms and conditions of the awards (subject to this Section 8 and Section 11). The Committee may also condition the grant and/or vesting of Restricted Stock upon the attainment of one or more specified performance goals, or such other criteria as the Committee may determine, in its sole discretion.

(b)                                 Restrictions and Conditions.  Shares of Restricted Stock awarded shall be subject to the following restrictions and conditions:

(i)                                     Subject to the provisions of the Plan and the applicable Award Agreement, during such period as may be set by the Committee commencing on the grant date, Restricted Stock awarded pursuant to the Plan shall not be sold, assigned, transferred, pledged or otherwise encumbered.  The Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, before or after the awardee’s termination of employment, based on performance and/or such other factors as the Committee may determine, in its sole discretion.

(ii)                                  Except as provided in clause (i) above, the awardee shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to receive any dividends. Dividends paid in stock of the Company or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock.  Certificates, if issued, for unrestricted Shares, shall be delivered to the awardee promptly after, and only after, the period of forfeiture shall expire without forfeiture with respect to such Shares of Restricted Stock.

(c)                                  Book-Entry Accounts; Certificates for Restricted Stock.  An account for each awardee shall be opened with the Company’s transfer agent or such other administrator designated by the Committee for the deposit of the Shares of Restricted Stock subject to the award, or, in the sole discretion of the Committee, each awardee may be issued a stock certificate registered in the name of the awardee evidencing such Shares of Restricted Stock. The Committee shall specify that any such certificate bear a legend, as provided in clause (i) below, and/or be held in custody by the Company, as provided in clause (ii) below.

(i)                                     Any certificate evidencing Restricted Stock shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as Amended and Restated (the “Plan”) and a Restricted Stock Award Agreement entered into between the registered owner and Waddell & Reed Financial, Inc. (the “Agreement”).  Copies of the Plan and

Agreement are on file in the offices of Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas 66202.”

(ii)                                  The Committee shall require that stock certificates evidencing such Restricted Stock be held in custody by the Company or the transfer agent or such other administrator designated by the Committee until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the awardee shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by such award.

(d)                                 Termination.  Subject to the provisions of the Award Agreement and this Section 8, upon termination of employment by reason of death or Disability, the restrictions upon any Restricted Stock granted pursuant to Section 8(a) held by the awardee shall immediately lapse and such shares shall become fully vested and nonforfeitable.  Upon termination of employment for any reason other than death or Disability, all Shares of Restricted Stock granted pursuant to Section 8(a) still subject to restriction shall be forfeited by the awardee, and the awardee shall only receive the amount, if any, paid by the awardee for such forfeited Restricted Stock.

SECTION 9.  Deferred Stock Awards.

(a)                                  Administration.  Deferred Stock may be granted either alone or in addition to other awards granted under the Plan.  Any Deferred Stock granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions thereof need not be the same with respect to each awardee.  The Committee shall determine the consultants, officers and key employees of the Company, its Subsidiaries or Affiliates to whom, and the time or times at which, Deferred Stock shall be awarded; the number of Shares of Deferred Stock to be awarded to any awardee; the Deferral Period during which, and the conditions under which, receipt of the Shares will be deferred; and all other terms and conditions of the award (subject to this Section 9 and Section 11).  The Committee may also condition the grant and/or vesting of Deferred Stock upon the attainment of specified performance goals, or such other criteria as the Committee shall determine, in its sole discretion.

(b)                                 Terms and Conditions.  Shares of Deferred Stock awarded pursuant to this Section 9 shall be subject to the following terms and conditions:

(i)                                     Subject to the provisions of the Plan and the applicable Award Agreement, during the Deferral Period, Deferred Stock awarded pursuant to the Plan may not be sold, assigned, transferred, pledged or otherwise encumbered.  At the expiration of the Deferral Period, stock certificates shall be delivered to the awardee, or his legal representative, in a number equal to the Shares covered by the Deferred Stock award.

(ii)                                  At the time of the award, the Committee may, in its sole discretion, determine that amounts equal to any dividends declared during the Deferral Period with respect to the number of Shares covered by a Deferred Stock award will be paid to the awardee currently, deferred and deemed to be reinvested, or that such awardee has no rights with respect thereto.

(iii)                               Subject to the provisions of the applicable Award Agreement and this Section 9, upon termination of employment for any reason during the Deferral Period, the Deferred Stock held by such awardee shall be forfeited by the awardee.

(iv)                              Based on performance and/or such other criteria as the Committee may determine, the Committee may, at or after grant (including after the awardee’s termination of employment), accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

SECTION 10.  Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, but no such amendment, alteration, or discontinuation shall be made which would impair the right of an optionee or awardee under a Stock Option, Director Stock Option, Stock Appreciation Right, Restricted Stock, Director Restricted Stock or Deferred Stock award granted prior thereto, without the optionee’s or awardee’s consent.

Amendments may be made without stockholder approval except as required to satisfy Sections 162(m) of the Code, stock exchange listing requirements, or other applicable law or regulatory requirements.

The Committee may amend the terms of any Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock award granted, and the Board may amend the terms of any Director Stock Option or Director Restricted Stock award, prospectively or retroactively, but no such amendment shall be made which would impair the rights of an optionee or awardee without the optionee’s or awardee’s consent.

SECTION 11.  Change of Control.

The following acceleration and valuation provisions shall apply in the event of a Change of Control or Potential Change of Control:

(a)                                  In the event of (1) a Change of Control, unless otherwise determined by the Committee in writing at or after grant, but prior to the occurrence of such Change of Control, or (2) a Potential Change of Control, only if and to the extent so determined by the Committee in writing at or after grant (subject to any right of approval expressly reserved by the Committee at the time of such determination):

(i)                                     any Stock Appreciation Rights, Stock Options and Director Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

(ii)           the restrictions and deferral limitations applicable to any Restricted Stock, Director Restricted Stock and Deferred Stock awards under the Plan shall lapse and such Shares and awards shall be deemed fully vested and nonforfeitable; and

(iii)          the value of all outstanding Stock Option, Director Stock Option, Stock Appreciation Right, Restricted Stock, Director Restricted Stock and Deferred Stock awards, shall, to the extent determined by the Committee at or after grant, be settled on the basis of the Change of Control Price as of the date the Change of Control occurs or Potential Change of Control is determined to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control. In the sole discretion of the Committee, such settlements may be made in cash, stock or other property, or any combination thereof; provided, however, to the extent any such settlement is made in Shares, such Shares will be deemed to have been distributed under the Plan.

(b)           A “Change of Control” means the occurrence of any of the following:

(i)            when any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or a Subsidiary or any Company employee benefit plan), is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(ii)           the effective date of any transaction or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of the Exchange Act;

(iii)          when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the directors at the beginning of such period; or

(iv)          the effective date of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

(c)           A “Potential Change of Control” means the occurrence of any of the following:

(i)            the entering into of an agreement by the Company, the consummation of which would result in a Change of Control; or

(ii)           the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan) of securities of the Company representing 5% or more of the combined voting power of the Company’s then outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of the Plan.

(d)           “Change of Control Price” means the highest price per Share paid in any transaction reported on the New York Stock Exchange or other national securities exchange or over-the-counter market on which the Shares are then traded, or paid or offered in any transaction related to a potential or actual Change of Control at any time during the preceding 60-day period as determined by the Committee, except that in the case of Director Stock Options and Director Restricted Stock, the 60-day period shall be the period immediately prior to a potential or actual Change of Control.

SECTION 12.  Limitations on Payments.

(a)           Notwithstanding any other provision of the Plan or any other agreement, arrangement or plan, in no event shall the Company pay or be obligated to pay any participant an amount which would be an Excess Parachute Payment, except as provided in Section 12(f) and except as the Committee specifically provides otherwise in the participant’s Award Agreement.  For purposes of the Plan, the term “Excess Parachute Payment” shall mean any payment or any portion thereof which would be an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, and would result in the imposition of an excise tax under Section 4999 of the Code, in the opinion of tax counsel selected by the Company (“Tax Counsel”).  In the event it is determined that an Excess Parachute Payment would result if the full acceleration of vesting and exercisability provided in Section 11 were made (when added to any other payments or benefits contingent on a change of control under any other agreement, arrangement or plan), the payments due under Section 11(a) shall be reduced to the minimum extent necessary to prevent an Excess Parachute Payment; then, if necessary to prevent an Excess Parachute Payment, benefits or payments under any other plan, agreement or arrangement shall be reduced. If it is established pursuant to a final determination of a court or an Internal Revenue Service administrative appeals proceeding that, notwithstanding the good faith of the participant and the Company in applying the terms of this Section 12(a), a payment (or portion thereof) made is an Excess Parachute Payment, then, the Company shall pay to the participant an additional amount in cash (a “Gross-Up Payment”) equal to the amount necessary to cause the amount of the aggregate after-tax compensation and benefits received by the participant hereunder (after payment of the excise tax under Section 4999 of the Code with respect to any Excess Parachute Payment, and any state and Federal income taxes with respect to the Gross-Up Payment) to be equal to the aggregate after-tax compensation and benefits the participant would have received as if Sections 280G and 4999 of the Code had not been enacted.

(b)           Subject to the provisions of Section 12(c), the amount of any Gross-Up Payment and the assumptions to be utilized in arriving at such amount shall be determined by a nationally recognized certified public accounting firm designated by the Company (the “Accounting Firm”). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to Section 12(a), shall be paid by the Company to the participant within five Business Days after the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon the Company and the participant.

(c)           A participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given no later than ten Business Days after the participant is informed in writing of such claim and shall apprise the Company of the nature of the claim and the date of requested payment.  A participant shall not pay the claim prior to the expiration of the 30-day period following the date on which it gives notice to the Company. If the Company notifies such participant in writing prior to the expiration of the 30-day period that it desires to contest such claim, the participant shall:

(i)            provide the Company with any information reasonably requested by the Company relating to such claim;

(ii)           take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the participant;

(iii)          cooperate with the Company in good faith in order to effectively contest such claim; and

(iv)          permit the Company to participate in any proceedings relating to such claim.

Without limitation on the foregoing provisions of this Section 12(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority with respect to such claim and may, at its sole option, either direct the participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the participant agrees to prosecute such contest to a determination before any administration tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the participant harmless, on an after-tax basis, for any excise tax or income tax (including interest and penalties with respect thereto) imposed as a result of the contest; provided, further, that if the Company directs the participant to pay any claim and sue for a refund, the Company shall advance the amount of the payment to the participant, on an interest-free basis, and shall indemnify and hold the participant harmless, on an after-tax basis, from any excise tax or income tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance.

(d)           In the event the Company exhausts its remedies pursuant to Section 12(c) and the participant thereafter is required to make a payment of any excise tax, the Accounting Firm shall determine the amount of the Gross-Up Payment required and such payment shall be promptly paid by the Company to or for the benefit of such participant.

(e)           If, after the receipt by the participant of an amount advanced by the Company pursuant to Section 12(c), the participant becomes entitled to receive any refund with respect to such claim, the participant shall promptly, after receiving such refund, pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).  If, after the receipt by the participant of an amount paid by the Company pursuant to Section 12(c), a determination is made that the participant shall not be entitled to any refund with respect to such claim and the Company does not notify the participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such payment shall be forgiven and shall not be required to be repaid and the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

(f)            Notwithstanding the foregoing, the limitation set forth in Section 12(a) shall not apply to a participant if, in the opinion of Tax Counsel or the Accounting Firm, the total amounts payable to the participant hereunder and under any other agreement, arrangement or plan as a result of a change of control (calculated without regard to the limitation of Section 12(a)), reduced by the amount of excise tax imposed on the participant under Section 4999 of the Code with respect to all such amounts and reduced by the state and Federal income taxes on amounts paid in excess of the limitation set forth in Section 12(a), would exceed such total amounts payable after application of the limitation of Section 12(a). No Gross-Up Payment shall be made in such case.

SECTION 13.  General Provisions.

(a)           All certificates for Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference thereto.

(b)           Nothing set forth in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.  The adoption of the Plan shall not confer upon any employee or director of the Company, any Subsidiary or any Affiliate, any right to continued employment (or, in the case of a director, continued retention as a director) with the Company, a Subsidiary or an Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment of any of its employees at any time.

(c)           Each participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee, in its sole discretion, regarding payment of, any Federal, FICA, state, or local taxes of any kind required by law to be withheld with respect to such award.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements.  The Committee may permit participants to elect to satisfy their Federal, and where applicable, FICA, state and local tax withholding obligations with respect to all awards, other than Stock Options which have related Stock Appreciation Rights, by the reduction, in an amount necessary to pay all such withholding tax obligations, of the number of Shares or amount of cash otherwise issuable or payable to such participants with respect to an award. The Company and, where applicable, its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes owed hereunder by a participant from any payment of any kind otherwise due to such participant.

(d)           At the time of grant or purchase, the Committee may provide, in connection with any grant or purchase made under the Plan, that the Shares received as a result of such grant or purchase shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer to the Company any Shares that the participant wishes to sell, with the price being the then Fair Market Value of the Shares, subject to the provisions of Section 11 and to such other terms and conditions as the Committee may specify at the time of grant.

(e)           No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

(f)            The Plan is not intended to be a “non-qualified deferred compensation plan” under Section 409A of the Code and shall not be construed or administered accordingly.  If any term or provision contained herein would otherwise cause the Plan to be characterized as a “nonqualified deferred compensation plan” under Section 409A of the Code, then, without further action by the Company, such term or provision shall automatically be modified to the extent necessary to avoid such characterization.

SECTION 14.  Effective Date of Plan.

The Plan became effective on March 3, 1998, the date it was originally approved by a majority vote of the Company’s stockholders.